Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-130782
Govt M S G l (GO) 1 DEL, Z(GO)REPLY, 3(GO)FWD, 11(GO)NEXT, 12(GO)PREV,99(GO)MENU OF OPTIONS From: *BRIAN KANE, MERRILL LYNCHINY,WFC 10131 12:06: 3 Subject: ABS NEW ISSUE: GEDFT 2006-4... *PRICED* Attachment(s): None Page 1/ 2 ABS $1.25mm GE DEALER FLOORPLAN MASTER NOTE TRUST SERIES 2006-4 Lead: ML/JP CoMgr : BAS/DBS/MS/RBS/CASTLE/WC Settles: Thur Nov 9 Flat. First Pay: Dec 20. All Notes are Public and ERISA Eligible ML Bills and Delivers Class Size M/S/F WAL Exp is1 Bench Price A 1193.750 Aaa/AAA/AAA 2.95 10/20/09 10/20/11 1mLrt 1 100.0 B 43.750 Al/-/A 2.95 10/20/09 10/20/11 lmLrtl2 100.0 C 12.500 Baa2/-/BBB 2.95 10/20/09 10/20/11 lmLrt35 100.0 The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents The information herein has been obtained from various sources. We do not guarantee its accuracy. Neither the information, recommendations or opinions expressed herein constitutes an offer to buy or sell any securities, futures, options. or investment products. Foreign currency denominated investments are subject to fluctuation in exchange rates that could have a positive or adverse effect on the investor’s return. Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 920410 Hong Kong 852 2377 6000 Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2006 Bloomberg L.P. 01-No"-2006 07:59:54